UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 27, 2012

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 West Cesar Chavez, Austin, TX 78701

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 30, 2006, Silicon Laboratories Inc. (“Silicon Laboratories”), as the lessee, and BAL Investment & Advisory, Inc., as the lessor, entered into a Lease, Deed of Trust and Security Agreement (the “400 WCC Lease Agreement”) for a facility at 400 W. Cesar Chavez (“400 WCC”) in Austin, Texas for its corporate headquarters. On March 14, 2008, Silicon Laboratories, as the lessee, and BA Leasing BSC, LLC, as the lessor, entered into a Lease, Deed of Trust and Security Agreement (the “200 WCC Lease Agreement”) for a facility at 200 W. Cesar Chavez (“200 WCC”) in Austin, Texas for the expansion of its corporate headquarters. The 400 WCC Lease Agreement and the 200 WCC Lease Agreement (collectively, the “Lease Agreements”), provided Silicon Laboratories with options to purchase 400 WCC for approximately $44.3 million and 200 WCC for $50.1 million, respectively. On September 28, 2012, Silicon Laboratories exercised such options and purchased the facilities at 400 WCC and 200 WCC.

The foregoing descriptions are subject to, and qualified in their entirety by, the 400 WCC Lease Agreement (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on April 5, 2006) and the 200 WCC Lease Agreement (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on March 19, 2008).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 31, 2012, Silicon Laboratories and certain of its domestic subsidiaries (the “Guarantors”) entered into a $230 million five-year credit agreement with Bank of America, N.A., as Administrative Agent, Wells Fargo Bank, N.A., as Syndication Agent, Regions Bank, as Documentation Agent, and a syndicate of other lenders (the “Credit Agreement”). The Credit Agreement consists of a $100 million term loan facility (the “Term Loan Facility”) and a $130 million revolving credit facility (the “Revolving Credit Facility”). In order to borrow under the Term Loan Facility, Silicon Laboratories was required to pay off its remaining obligations under the Lease Agreements (which occurred on September 28, 2012).

On September 27, 2012, Silicon Laboratories borrowed the $100 million under the Term Loan Facility.

The foregoing descriptions are subject to, and qualified in their entirety by, the Credit Agreement (filed as Exhibits 10.1 to the Registrant’s Current Report on Form 8-K filed on August 1, 2012).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.

October 2, 2012	/s/ Paul V. Walsh, Jr.
Date	Paul V. Walsh, Jr.
Senior Vice President and
Chief Financial Officer
(Principal Financial Officer)